UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2020

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On December 30, 2020, Americold Realty Trust (the “Company”) and Americold Realty Operating Partnership, L.P. (the “Operating Partnership”) entered into a note and guaranty agreement (the “Note and Guaranty Agreement”) with the purchasers named therein (the “Purchasers”). The Note and Guaranty Agreement provides for the private placement by the Operating Partnership of its €400,000,000 1.62% Series D Guaranteed Senior Notes due January 7, 2031 (the “Series D Notes”) and its €350,000,000 1.65% Series E Guaranteed Senior Notes due January 7, 2033 (the “Series E Notes” and, together with the Series D Notes, the “Notes”). The Notes were issued on December 30, 2020. The Notes will pay interest semiannually on January 7 and July 7 of each year, commencing on July 7, 2021, until maturity.

The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the outstanding Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the Note and Guaranty Agreement).

The Note and Guaranty Agreement contains a number of customary financial covenants, including, without limitation, a maximum total leverage ratio, a minimum fixed charge coverage ratio, a maximum total secured indebtedness ratio, a minimum unsecured debt service coverage ratio and a maximum unsecured indebtedness to qualified assets ratio. The financial covenants in the Note and Guaranty Agreement are substantially similar to the financial covenants in the Company’s and the Operating Partnership’s senior unsecured credit facilities. Concurrently with the entry into the Note and Guaranty Agreement, each of the Company’s and Operating Partnership’s existing note agreements (the “Existing Note Agreements”), entered into with respect to prior issuances of senior unsecured notes, was amended to conform its financial covenants and eligibility criteria to those in the Note and Guaranty Agreement.

Subject to the terms of the Note and Guaranty Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount or interest under the Notes, (ii) a default in the performance of the covenants in the Note and Guaranty Agreement, the Notes, and the related guaranties, (iii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or certain of their subsidiaries, and (iv) bankruptcy events related to the Operating Partnership, the Company and certain of their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the Purchasers.

The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and certain subsidiaries of the Company.

The proceeds from the issuance of the Notes will be used to refinance existing indebtedness and for working capital and general corporate purposes, including to provide long term debt financing for the Acquisition (as defined below). The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note and Guaranty Agreement and the amendments to the Existing Note Agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the Note and Guaranty Agreement and the amendments to the Existing Note Agreements. The Note and Guaranty Agreement, including the form of Notes, is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The amendments to the Existing Note Agreements are filed herewith as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 2.01 — Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 13, 2020, the Company entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company, the Operating Partnership, the subsidiaries of Company and Operating Partnership set forth on Annex I attached thereto (such subsidiaries, collectively with Company and Operating Partnership, the “Buyers”), Agro Merchants Global, L.P., a Cayman Islands exempted limited partnership (“Seller Parent”), Agro Merchants Intermediate Holdings, L.P., a Cayman Islands exempted limited partnership (“Seller Holdings”), the direct and indirect Subsidiaries of Seller Parent set forth on Annex II attached thereto (such subsidiaries, collectively with Seller Parent and Seller Holdings, the “Sellers” and each, a “Seller”) and the direct and indirect Subsidiaries of Seller Parent set forth on Annex III attached thereto (such subsidiaries, collectively, the “Target Companies”). Pursuant to the Transaction Agreement, the Buyers acquired all of the equity interests of the Target Companies held by the Sellers (the “Acquisition”).

On December 30, 2020, the Company closed the Acquisition. At closing, the Buyers purchased and acquired all of the issued and outstanding stock of the Target Companies held by the Sellers. The Acquisition is valued at approximately $1.699 billion based on the closing price of the Company’s common shares as of December 29, 2020, which includes (i) repayment of approximately $570 million of in-place debt of the Sellers or their affiliates, (ii) assumption by the Company of approximately $111 million of in-place Seller capital leases and sale leaseback financing obligations, (iii) the issuance of 14,166,667 common shares of the Company (the “Acquisition Shares”), with an aggregate value of approximately $512 million and (iv) $506 million of cash consideration, off-set by any cash on hand net of debt-like items and working capital adjustments. The cash consideration paid by the Company was funded using a portion of the net proceeds from the Company’s forward equity offering that closed on October 16, 2020 (with the shares settling on December 29, 2020 (as described below)).

The foregoing summary of the Transaction Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Transaction Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 13, 2020 and which is incorporated herein by reference.

The Transaction Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of such Transaction Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 — Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Transaction Agreement, at closing, the Sellers received Acquisition Shares as partial consideration for the Acquisition. The Acquisition Shares were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the private offering exemption provided by Section 4(a)(2) thereof. In connection with such issuance, the Company has granted the Sellers certain registration rights requiring the Company to file a registration statement with the Securities and Exchange Commission covering the resale by the Sellers of the Acquisition Shares. The Company has also agreed to enter into a separate lock-up agreement restricting the Sellers’ ability to sell the such Acquisition Shares until May 17, 2021.

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

On December 30, 2020, the Company issued a press release announcing the closing of the Acquisition.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is disclosed in accordance with Regulation FD.

Item 8.01 — Other Events

On October 16, 2020, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission to disclose that on October 13, 2020, the Company and Operating Partnership entered into (a) forward sales agreements (collectively, the “Initial Forward Sale Agreements”) with each of Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC (or their respective affiliates) (the “Forward Purchasers”), and (b) an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), the Forward Purchasers and their respective affiliates, relating to the offer and sale of up to 36,685,000 common shares of beneficial interest, $0.01 par value per share at a public offering price of $38.00 per share, including an option to purchase up to 4,785,000 additional common shares.

On November 9, 2020, the underwriters exercised in full their option to purchase the additional 4,785,000 common shares (the “Option Shares”) and the Company entered into additional forward sale agreements with each Forward Purchaser relating to the exercise of the Option Shares.

On December 29, 2020, the Company physically settled the Initial Forward Sale Agreements in full by issuing an aggregate of 31,900,000 common shares to the Forward Purchasers in exchange for net proceeds of approximately $1.17 billion.

Item 9.01 — Financial Statements and Exhibits.

The financial information required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the SEC.

(d) Exhibits

Exhibit No.	Description

10.1	Note and Guaranty Agreement, dated as of December 30, 2020, by and among the Operating Partnership, the Company and the Purchasers

10.2	Amendment No. 1 to the Note and Guaranty Agreement, dated as of May 7, 2019, by and among the Operating Partnership, the Company and the purchasers named therein.

10.3	Amendment No. 1 to the Note and Guaranty Agreement, dated as of December 4, 2018, by and among the Operating Partnership, the Company and the purchasers named therein.

99.1	Press Release dated December 30, 2020 announcing the closing of the Acquisition

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name:	Marc Smernoff
Title:	Chief Financial Officer and Executive Vice President